Exhibit 20.6
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                For the Month of February 2000
                              Distribution Date of March 15, 2000
                                   Servicer Certificate #10

Original Pool Amount                                      $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                        $0.00


Beginning Pool Balance                                    $555,232,338.87
Beginning Pool Factor                                           0.7768043

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $15,297,684.45
     Interest Collected                                     $3,892,893.80

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $875,831.70
Total Additional Deposits                                     $875,831.70

Repos / Chargeoffs                                          $2,395,560.90
Aggregate Number of Notes Charged Off                                 138

Total Available Funds                                      $20,066,409.95

Ending Pool Balance                                       $537,539,093.52
Ending Pool Factor                                              0.7520504

Servicing Fee                                                 $462,693.62

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                    $28,469,738.98
     Target Percentage                                              5.25%
     Target Balance                                        $28,220,802.41
     Minimum Balance                                       $14,295,295.01
     (Release) / Deposit                                            $0.00
     Ending Balance                                        $28,469,738.98

Current Weighted Average APR:                                      8.541%
Current Weighted Average Remaining Term (months):                   41.57
Delinquencies                                             Dollars        Notes
     Installments:               1 - 30 days           $3,020,335.99     2,612
                                 31 - 60 days            $628,033.62       505
                                 60+  days               $228,260.05       127

     Total:                                            $3,876,629.66     2,617

     Balances:                   60+  days             $5,621,790.13       127

Memo Item - Reserve Account
     Prior Month                                      $29,149,697.79
+    Invest. Income                                      $128,354.32
+    Excess Serv.                                              $0.00
+    Transfer (to) / from Collections Account           ($808,313.13)
     Beginning Balance                                $28,469,738.98

Exhibit 20.6
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of February 2000

                                                                                      NOTES

                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 3       CLASS A - 4    CLASS B NOTES
                                $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
     Distribution Percentages                              0.00%           96.50%            0.00%            0.00%           3.50%
     Coupon                                              5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance          $555,232,338.87
Ending Pool Balance             $537,539,093.52

Collected Principal              $15,297,684.45
Collected Interest                $3,892,893.80
Charge - Offs                     $2,395,560.90
Liquidation Proceeds/Recoveries     $875,831.70
Servicing                           $462,693.62
Cash Transfer from Reserve Account  $808,313.13
Total Collections Available
  for Debt Service               $20,412,029.46

Beginning Balance               $555,232,338.87            $0.00  $184,906,222.81   200,000,000.00  $145,745,000.00  $24,581,116.06

Interest Due                      $2,718,784.11            $0.00      $855,191.28      $991,666.67      $744,514.04     $127,412.12
Interest Paid                     $2,718,784.11            $0.00      $855,191.28      $991,666.67      $744,514.04     $127,412.12
Principal Due                    $17,693,245.35            $0.00   $17,073,981.76            $0.00            $0.00     $619,263.59
Principal Paid                   $17,693,245.35            $0.00   $17,073,981.76            $0.00            $0.00     $619,263.59

Ending Balance                  $537,539,093.52            $0.00  $167,832,241.05  $200,000,000.00  $145,745,000.00  $23,961,852.47
Note / Certificate Pool Factor                            0.0000           0.8519           1.0000           1.0000          0.9577
   (Ending Balance / Original Pool Amount)
Total Distributions              $20,412,029.46            $0.00   $17,929,173.04      $991,666.67      $744,514.04     $746,675.71

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
     Total Shortfall                      $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                          $0.00
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $28,469,738.98
(Release) / Draw                          $0.00
Ending Reserve Acct Balance      $28,469,738.98

Exhibit 20.6
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of February 2000


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                             5                 4                  3                  2                  1
                                          Oct-99            Nov-99             Dec-99             Jan-00             Feb-00
Beginning Pool Balance               $624,065,598.60    $605,380,899.96    $588,411,657.71    $570,358,289.63    $555,232,338.87

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                      $1,267,814.88      $1,445,528.11      $1,057,734.63        $823,183.48      $2,395,560.90
    Recoveries                           $669,976.68        $918,704.99        $528,037.20      $1,281,147.20        $875,831.70

Total Charged Off (Months 5, 4, 3)     $3,771,077.62
Total Recoveries (Months 3, 2, 1)      $2,685,016.10
Net Loss / (Recoveries) for 3 Mos      $1,086,061.52 (a)

Total Balance (Months 5, 4, 3)     $1,817,858,156.27 (b)

Loss Ratio Annualized  [(a/b) * (12)]          $0.01

Trigger:  Is Ratio > 1.5%                         No
                                                                               Dec-99             Jan-00             Feb-00

B)   Delinquency Trigger:                                                    $4,612,250.99      $6,764,080.87      $5,621,790.13
     Balance delinquency 60+ days                                                 0.78385%           1.18594%           1.01251%
     As % of Beginning Pool Balance                                               0.60505%           0.88080%           0.99410%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:            3.9831%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer